News From

Buena, NJ 08310

Release Date: November 14, 2008	Exhibit 99.1

Contact:	Rajiv Mathur
President & Chief Executive Officer
IGI Laboratories, Inc.
856-697-1441 ext. 211
www.askigi.com

IGI LABORATORIES, INC. ANNOUNCES THIRD QUARTER RESULTS

BUENA, NJ November 14, 2008 - IGI LABORATORIES, INC. (AMEX: IG) a premier provider of topical formulation development, analytical, manufacturing and packaging services announces third quarter 2008 results.

Highlights:

•	Our total revenues increased 8% in 2008 compared to the first nine months of 2007.
•	In spite of the economic downturn, our total revenues for the third quarter in 2008 were 97% of total revenues for the same quarter in 2007.
•	We manufactured, packaged and delivered our first two prescription pharmaceutical products.
•	We are on schedule to manufacture, package and deliver four additional prescription products in the first quarter of 2009.

Economic factors weighed heavily on our results for the second and third quarters of 2008. Even though we added several new customers, we experienced a decline in sales from several of our existing customers due to their loss of retail sales this year. We continue our efforts in developing prescription pharmaceutical products using our technology. We have completed the pre-formulation work on these products and expect to have formulations ready for Clinical Phase I by March 2009. For better utilization of our manufacturing capacity, we continue to expand our efforts in contract manufacturing and packaging.

Nine months ended September 30, 2008 Results

Total revenues increased by $229,000 for the nine month period ended September 30, 2008 to $3,155,000, which represents an increase of 8% over revenues for the comparable period in 2007.

Cost of sales increased for the nine month period ended September 30, 2008 as a result of the increased costs associated with the higher sales volume and the hiring of additional personnel. Products sold in 2008 had a slightly lower gross margin than those products sold in the comparable period in 2007; cost of sales as a percentage of product sales and research and development income was 71% for the nine month period ended September 30, 2008 compared to 66% for the comparable period in 2007.

Selling, general and administrative expenses for nine month period ended September 30, 2008 increased as a result of higher stock based compensation expense of $155,000 from the issuance of stock options to our CEO, severance costs of $51,000 for our former Vice President of Finance as per her separation agreement, bad debt expense of $34,000, consulting fees of $26,000, higher employer match contribution in our 401k plan of $19,000 as a result of changing our 401k plan, and higher marketing expense of $16,000.

Product development and research expenses increased by $12,000 for the nine month period ended September 30, 2008, or 3%, compared to the comparable period in 2007.

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The company reported net loss of $(1,226,000) or $(.08) per share, for the nine month period ended September 30, 2008 compared to a net loss of $(687,000), or $(.05) per share for the comparable period in 2007, which represents a 78% increase.

Interest expense amounted to $9,000 (net of income) for the nine month period ended September 30, 2008 compared to interest expense of $39,000 (net of income) in 2007. Interest expense decreased in 2008 as a result of a decrease in the Company's short term notes payable principal balance and a reduction in the Company's average interest rate on its short term notes payable in 2008.

The Company had positive working capital of $318,000 for the nine months ended September 30, 2008 and a cash balance of $207,000 at September 30, 2008.

IGI is a company committed to growth by applying proprietary technologies to achieve cost-effective solutions for varied customer needs. IGI offers the patented Novasome® micro-vesicular delivery technology which contributes value-added qualities to cosmetics, skin care products, dermatological formulations and other consumer products, providing improved dermal absorption, controlled and sustained release as well as improved stability and greater ease of formulation.

This press release includes certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as "will," "possible," "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates" or words of similar meaning. These statements may contain, among other things, guidance as to future revenue and earnings, operations, prospects of the business generally, intellectual property and the development of products. These statements are based on our current beliefs or expectations and are inherently subject to various risks and uncertainties, including those set forth under the caption "Risk Factors" in IGI's most recent Annual Report on Form 10-KSB as filed with the Securities and Exchange Commission and as revised or supplemented by IGI's quarterly reports on Form 10-Q. Actual results may differ materially from these expectations due to changes in global political, economic, especially given the current financial crisis in today's economic environment and the potential reduction in demand for our products and services that could result therefrom, business, competitive, market and regulatory factors or IGI's ability to implement business strategies. IGI does not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

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IGI LABORATORIES, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except share and per share information) (Unaudited)

	Three months ended September 30,		Nine months ended September 30,

	2008	2007	2008	2007

Revenues:
Product sales	$770	$520	$2,547	$1,865
Research and development income	116	329	244	617
Licensing and royalty income	87	156	364	444

Total revenues	973	1,005	3,155	2,926

Cost and expenses:
Cost of sales	732	494	1,976	1,632
Selling, general and administrative expenses	672	469	2,031	1,651
Product development and research expenses	136	135	372	360

Operating loss	(567)	(93)	(1,224)	(717)
Interest expense (net)	(3)	(12)	(9)	(39)
Other income	2	-	7	64

Loss from continuing operations	(568)	(105)	(1,226)	(692)
Gain from discontinued operations	-	-	-	5

Net loss	$(568)	$(105)	$(1,226)	$(687)

Basic and Diluted Loss Per Share
Continuing operations net loss per share	$(.04)	$(.01)	$(.08)	$(.05)
Discontinued operations income per share	-	-	-	$-

Net loss per share	$(.04)	$(.01)	$(.08)	(.05)

Weighted Average of Common Stock and Common Stock Equivalents Outstanding
Basic and diluted	14,907,478	14,612,899	14,872,610	14,210,812

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IGI LABORATORIES, INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (in thousands, except share and per share information)

	September 30, 2008	December 31, 2007*
	(unaudited)

ASSETS
Current assets:
Cash and cash equivalents	$ 207	$ 914
Accounts receivable, less allowance for doubtful accounts of $38 and $48 in 2008 and 2007, respectively	570	666
Licensing and royalty income receivable	96	356
Inventories	644	376
Prepaid expenses and other current assets	105	93

Total current assets	1,622	2,405
Property, plant and equipment, net	2,332	2,410
Restricted cash - long term	50	50
Other assets - long term	20	-
License fee, net	725	800

Total assets	$ 4,749	$ 5,665

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Note payable - related party	$ 250	$ 500
Accounts payable	511	282
Accrued expenses	349	419
Deferred income, current	194	219

Total current liabilities	1,304	1,420
Deferred income, long term	41	45
Other long term liabilities	-	60

Total liabilities	1,345	1,525

Stockholders' equity:
Series A Convertible Preferred stock, $.01 par value, 100 shares authorized; 50 shares issued as of September 30, 2008 and December 31, 2007, respectively; Liquidation preference- $500,000	500	500
Common stock, $.01 par value, 50,000,000 shares authorized; 16,873,218 and 16,795,202 shares issued as of September 30, 2008 and December 31, 2007, respectively	168	168
Additional paid-in capital	27,901	27,411
Accumulated deficit	(23,770)	(22,544)
Less treasury stock, 1,965,740 shares at cost	(1,395)	(1,395)

Total stockholders' equity	3,404	4,140

Total liabilities and stockholders' equity	$ 4,749	$ 5,665

* Derived from the audited December 31, 2007 financial statements

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